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                                                                    EXHIBIT 23.3

           CONSENT OF ERNST & YOUNG (CIS) LTD., INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 1998, except for Note 12, as which the date is November 12, 1998 (EDN Sovintel), in the Pre-Effective Amendment No. 3 to the Registration Statement (Form S-4 No. 333-68511) and related Prospectus of Global TeleSystems Group, Inc. dated on or about February 1, 1999.


                                          /s/ Ernst & Young (CIS) Ltd.

Moscow, Russia

January 27, 1999